CERTIFICATE OF MERGER

                                       OF

               THE MULTITECH GROUP, INC. A NEW JERSEY CORPORATION

                                      INTO

      THINKPATH, INC. AN OHIO CORPORATION AND A WHOLLY-OWNED SUBSIDIARY OF
                    THINKPATH, INC., AND ONTARIO CORPORATION

                                 PURSUANT TO THE
                          OHIO GENERAL CORPORATION LAW

         In accordance with the provisions of Ohio General Corporation Law, The Multitech Group, Inc., a New Jersey corporation ("Multitech"), Thinkpath, Inc. an Ohio corporation ("Thinkpath-Ohio" or the "Surviving Corporation"), and Thinkpath, Inc., an Ontario corporation ("Thinkpath-Ontario), hereby certify the following:

         1. The name of the entity surviving the merger is "THINKPATH, INC., AN OHIO CORPORATION."

         2. The Surviving Corporation is a domestic for-profit corporation, charter number 794201.

         3. The entity merging out of existence is "THE MULTITECH GROUP, INC., A NEW JERSEY CORPORATION."

         4. The name(s) and mailing address(es) of the person(s) and/or entity(ies) which eligible persons may obtain a copy of the Agreement and Plan of Merger upon request is as follows:

                           Thinkpath, Inc.
                           201 Westcreek Blvd.
                           Brampton, Ontario
                           L6T 5S6 Canada
                           Attn: Declan French, CEO

                           -or-

                           Gersten Savage, LLP
                           600 Lexington Avenue
                           New York, New York 10022
                           Attn: Arthur S. Marcus, Esq.

         5. The merger is to be effective in accordance with the terms and provision of the Agreement and Plan of Merger executed by the parties herein on or about June 29, 2006, but in no event shall such merger become effective prior to the filing and acceptance of this Certificate of Merger by the Ohio Secretary of State.

         6. The laws of the state or country under which each constituent entity exists, permits this merger. The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in compliance with the laws of the state or country under which each such entity is organized, and the persons signing this Certificate of Merger on behalf of each of the constituent entity is duly authorized to do so.

         7. The name and address of the surviving entity's statutory agent upon whom any process, notice or demand may be served is as follows:

                           National Corporate Research, Ltd.
                           4568 Mayfield Rd., Suite 213
                           Cleveland, Ohio 44121

         8. Upon filing of this Certificate of Merger, or upon such later date as may be provided for pursuant to the terms of the Agreement and Plan of Merger, the merging entity, Multitech Group, Inc., a New Jersey Corporation, shall merge into the surviving corporation, Thinkpath, Inc., an Ohio Corporation.

         9. The Articles of Incorporation and the Code of Regulations of the Surviving Corporation as in effect immediately prior to the effective date of the merger shall continue in full force and effect as the Articles of Incorporation and Code of Regulations of the Surviving Corporation until amended, altered or repealed as provided for by applicable law.





                       [SIGNATURES ON THE FOLLOWING PAGE]


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


         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger this 29th day of June, 2006.


THINKPATH, INC., AN ONTARIO CORPORATION


By:
   --------------------------------------------------
           Declan French, CEO

THINKPATH, INC., AN OHIO CORPORATION


By:
   --------------------------------------------------
           Declan French, CEO


THE MULTITECH GROUP, INC., A NEW JERSEY CORPORATION.


By:
   --------------------------------------------------
            Cecelia Kennedy, CEO



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